EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement Amendment No. 1 (File No 333-272905) on Form S-1A of Scientific Industries, Inc., and Subsidiaries (the Company) of our report dated April 17, 2023, relating to the Company’s consolidated financial statements as of December 31, 2022 and for the six-month period ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Macias Gini & O’Connell LLP

Melville, New York

July 7, 2023